Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:  February 9, 2009

Contact:  Ms. Judith Barber
   Corporate Secretary

BANK OF SMITHTOWN OPENS
20th LONG ISLAND BRANCH
IN PORT JEFFERSON

4 to 6 New Branches
Expected in 2009

Smithtown, NY, February 9, 2009 - Bank of Smithtown, a subsidiary of Smithtown Bancorp (NASDAQ: SMTB), has opened its 20th branch on Long Island in the village of Port Jefferson.  The branch is located on North Country Road across the street from Mather Hospital.  A new medical office building is also being constructed at the site.

John Romano, Executive Vice President in charge of all of the Bank’s branches, commented:  “We have wanted to develop a branch presence in Port Jefferson for quite some time.  We feel that it is a natural fit between our offices in Setauket and Miller Place.    We are also pleased to open at such a good location across from Mather Hospital amid so many professional offices, with many small businesses near to the west and many  attractive residences near to the east.”

Bank of Smithtown opened four new branches last year.  The Bank opened branches in Greenvale in April, Nesconset in June, Garden City in August, and Huntington in November.  The branches have all been successful, collecting $187 million in new deposits during 2008.  Bankwide, Bank of Smithtown grew deposits by 38% last year.   The Bank’s Chairman & CEO, Brad Rock, commented:  “These new branches help us fund the strong loan growth opportunities we have been experiencing as a result of some of the economic disruption and changes in the competitive environment.”  Bank of Smithtown increased its loan portfolio by more than $700 million last year.

The Bank presently expects to open four or five more new branches during 2009.  The Bank’s first New York City branch in Chelsea will open soon.  The Bank also has branch projects currently under development in Deer Park,  East Setauket, St. James, Brentwood, Hicksville and Manhattan. The Bank is also involved in negotiations for other sites in Nassau, Suffolk, Brooklyn and Manhattan. If those negotiations are successfully concluded, most of those branches would open in 2010.

The manager of the new Port Jefferson branch, Jill Saltarelli, said:  “We are looking forward to bringing our special brand of community banking to Port Jefferson.  Customers will like the kind of choices we provide and the kind of service that has made us such a highly-rated community bank for so many years.”

Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank and is the largest independent commercial bank headquartered on Long Island.  The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Market under the symbol “SMTB”.  Smithtown Bancorp has often been ranked among the top bank holding companies in the country, including having been rated #1 by U.S. Banker and other rating services.  At various times in the past, the Company’s stock has also been rated by Investors Business Daily and USA Today as one of the top stocks in the nation.

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Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.